Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS THIRD QUARTER 2015
FINANCIAL RESULTS

Englewood, Colo. - October 29, 2015 - Starz (NASDAQ: STRZA, STRZB) today reported third quarter 2015 results. Highlights include (1):

Financial Highlights:

•	Reported consolidated revenue of $404.1 million; Adjusted OIBDA(2) of $114.7 million; operating income of $101.8 million and fully diluted earnings per share of $0.56

•	Starz Networks reported revenue of $329.3 million, up 1%; Adjusted OIBDA of $113.1 million, up 3% and operating income of $101.6 million, up 2% as compared to the prior year results

Operating Highlights:

•	Increased STARZ subscriptions by 1 million to 23.3 million since September 30, 2014

•	More than 100 countries/territories launching world premiere episode of new STARZ Original series,

•	“Ash vs Evil Dead,” on October 31; expect to close deals for 150+ territories by YE 2015

•	“Ash vs Evil Dead” renewed for season two

•	Entered into two-year overall deal with Curtis “50 Cent” Jackson following record-breaking

•	second season of “Power”

•	Renewed wholly-owned and internationally-distributed STARZ Original series “Survivor’s Remorse” for season three and “Black Sails” for season four

•	Greenlit 2016 STARZ Original miniseries “Close to the Enemy”

•	Entered into new distribution output agreements for STARZ Original series with C More (Nordics) and

•	Super Channel (Canada)

•	STARZ PLAY now available on TV through Android, Roku and Samsung

“Starz’ original programming is resonating with consumers, which is creating significant opportunities for us to further develop our brand with both traditional partners and new distribution platforms, ultimately creating value for shareholders,” said Chris Albrecht, Starz Chief Executive Officer. “‘Power’ is our most-watched original series in the history of Starz with nearly 7 million viewers per episode(3). The growing audiences in the African-American community for this show and ‘Survivor’s Remorse’ further validate the success of our strategy in targeting underserved audiences..‘Outlander,’ ‘Flesh and Bone,’ and next year’s ‘The Girlfriend Experience,’ are capturing the interest of more and more of the female demographic both in the United States and around the world. With the final season of ‘Da Vinci’s Demons’ and the worldwide premieres of ‘Ash vs. Evil Dead’ and ‘Flesh and Bone’ in the fourth quarter, we will wrap up our largest year of investment in STARZ Original series."

Consolidated

For the quarter, revenue decreased 1% to $404.1 million, Adjusted OIBDA increased 4% to $114.7 million and operating income increased 5% to $101.8 million.

Starz Networks

Revenue increased 1% to $329.3 million primarily as a result of higher subscribers offset by lower rates at certain distributors from increased promotional activity. Adjusted OIBDA increased 3% to $113.1 million due to the increase in revenue and a decrease in advertising and marketing costs related to original programming partially offset by an increase in original programming related programming costs. Operating income increased 2% to $101.6 million. Cash paid for investment in films and television programs decreased $8.9 million to $48.6 million due to timing of original series in production.

Starz Distribution

Revenue decreased 11% to $65.6 million primarily as a result of lower revenue from AMC Networks’ The Walking Dead and no significant new STARZ original series releases partially offset by the distribution of films for The Weinstein Company. Adjusted OIBDA increased $1.2 million to $1.8 million primarily as a result of the distribution of films for The Weinstein Company. Operating income increased $1.4 million to $0.9 million. Cash paid for investment in films and television programs decreased $26.6 million to $2.8 million due to timing of payments for The Weinstein Company titles.

Share Repurchases

From August 1, 2015 through October 31, 2015, 0.8 million shares of common stock were purchased at an average cost per share of $38.19 for total cash consideration of $31.9 million. Since trading began on January 14, 2013, Starz has repurchased 24.4 million shares at an average cost per share of $28.41 for aggregate cash consideration of $693.3 million. These repurchases represent 20.1% of the shares outstanding as of January 14, 2013. Starz currently has $106.7 million remaining under its share repurchase authorization. Under its share repurchase program, Starz may acquire its common stock from time to time, through open market transactions and privately negotiated transactions. The share repurchase program may be discontinued at any time.

FOOTNOTES

(1)
Starz CEO, Chris Albrecht, will discuss these highlights and other matters during the Starz earnings conference call, which will begin at 5:00 p.m. (ET) on October 29, 2015. For information regarding how to access the call, please see “Important Notice” later in this document.

(2)	For a definition of Adjusted OIBDA and applicable reconciliations see Non-GAAP Financial Measures and Reconciling Schedule below.

(3)
Sources: Based on Starz internal estimates of linear and time-shifted results from Nielsen (NPower), Rentrak (On Demand Essentials) and internal broadband data.  Subject to further qualifications available upon request.

NOTES

•	Unless otherwise noted, the foregoing discussion compares financial information for the three months ended September 30, 2015 to the same period in 2014.

SUPPLEMENTAL INFORMATION
As a supplement to Starz’s consolidated statements of operations, included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors. The Reconciling Schedule below provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions, except per share data)	3Q14	4Q14	1Q15	2Q15	3Q15
Starz Networks	$327.2	$332.6	$334.0	$333.3	$329.3
Starz Distribution (1)	73.5	85.6	109.7	78.4	65.6
Starz Animation	7.9	7.7	7.3	6.5	9.3
Eliminations	(0.4)	(0.3)	(0.3)	(0.5)	(0.1)
Revenue	$408.2	$425.6	$450.7	$417.7	$404.1

Starz Networks	$109.9	$150.7	$129.7	$122.2	$113.1
Starz Distribution	0.6	(2.0)	26.4	2.0	1.8
Starz Animation	(0.7)	(0.6)	(0.6)	(0.7)	(0.1)
Eliminations	—	0.2	—	(0.1)	(0.1)
Adjusted OIBDA	$109.8	$148.3	$155.5	$123.4	$114.7

Starz Networks	$99.2	$140.1	$118.4	$110.9	$101.6
Starz Distribution	(0.5)	(2.9)	25.4	1.1	0.9
Starz Animation	(0.8)	(0.6)	(0.7)	(0.7)	(0.2)
Eliminations/Other	(0.6)	(0.5)	(0.6)	(0.8)	(0.6)
Operating income	$97.3	$136.1	$142.5	$110.5	$101.8

Net income	$55.8	$77.4	$86.1	$63.0	$59.5
Earnings per share (diluted)	$0.51	$0.74	$0.79	$0.59	$0.56

Starz Networks	$57.5	$54.8	$69.1	$71.2	$48.6
Starz Distribution	29.4	67.3	39.6	53.7	2.8
Total IFT (2)	$86.9	$122.1	$108.7	$124.9	$51.4

Subscription units - STARZ (3)	22.3	23.1	23.4	23.5	23.3
Subscription units - ENCORE (3)	33.5	33.8	33.5	33.3	32.5
Total subscription units	55.8	56.9	56.9	56.8	55.8

(1) Includes the following home video net sales	$43.4	$58.2	$34.9	$37.4	$34.3
(2) Cash paid for investment in films and television programs
(3) The 3Q14, 4Q14 and 1Q15 period end subscribers have been adjusted for a reporting correction by one of our distributors; such adjustment had no impact on our revenue

CASH AND DEBT
The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	9/30/14	12/31/14	3/31/15	6/30/15	9/30/15
Cash	$45.6	$13.4	$10.1	$20.3	$17.0

Debt:
Revolving credit facility	$442.0	$432.0	$447.0	$506.0	$425.0
5% senior notes	677.6	677.5	677.3	677.2	677.1
Transponder capital lease	27.4	26.3	25.1	23.9	22.8
Building capital lease	43.9	43.7	43.6	43.5	43.3
Total debt	$1,190.9	$1,179.5	$1,193.0	$1,250.6	$1,168.2

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP. We define Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses and selling, general and administrative expenses, but excluding all stock compensation expense. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. The primary material limitations associated with the use of Adjusted OIBDA as compared to GAAP results are (i) it may not be comparable to similarly titled measures used by other companies in our industry, and (ii) it excludes financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing a reconciliation of Adjusted OIBDA to GAAP results to enable investors to perform their own analysis of our operating results. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Please see the Reconciling Schedule below for the applicable reconciliation.

RECONCILING SCHEDULE

The following table provides a reconciliation of Adjusted OIBDA for Starz Consolidated, Starz Networks and Starz Distribution to operating income calculated in accordance with GAAP for the three months ended September 30, 2014, December 31, 2014, March 31, 2015, June 30, 2015 and September 30, 2015, respectively.

Starz Consolidated
(amounts in millions)	3Q14	4Q14	1Q15	2Q15	3Q15
Adjusted OIBDA	$109.8	$148.3	$155.5	$123.4	$114.7
Stock compensation	(7.6)	(7.7)	(8.3)	(8.1)	(8.1)
Depreciation and amortization	(4.9)	(4.5)	(4.7)	(4.8)	(4.8)
Operating income	$97.3	$136.1	$142.5	$110.5	$101.8

Starz Networks
(amounts in millions)	3Q14	4Q14	1Q15	2Q15	3Q15
Adjusted OIBDA	$109.9	$150.7	$129.7	$122.2	$113.1
Stock compensation	(6.8)	(6.9)	(7.4)	(7.3)	(7.4)
Depreciation and amortization	(3.9)	(3.7)	(3.9)	(4.0)	(4.1)
Operating income	$99.2	$140.1	$118.4	$110.9	$101.6

Starz Distribution
(amounts in millions)	3Q14	4Q14	1Q15	2Q15	3Q15
Adjusted OIBDA	$0.6	$(2.0)	$26.4	$2.0	$1.8
Stock compensation	(0.5)	(0.5)	(0.6)	(0.5)	(0.5)
Depreciation and amortization	(0.6)	(0.4)	(0.4)	(0.4)	(0.4)
Operating income (loss)	$(0.5)	$(2.9)	$25.4	$1.1	$0.9

Starz
Consolidated Balance Sheets
(Amounts in millions, except share and per share amounts)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$17.0	$13.4
Trade accounts receivable, net of allowances of $27.2 and $41.9	252.0	249.1
Program rights, net	347.0	303.5
Deferred income taxes	0.9	0.9
Other current assets	55.2	70.1
Total current assets	672.1	637.0
Program rights	306.1	311.3
Investment in films and television programs, net	290.8	319.5
Property and equipment, net of accumulated depreciation of $136.2 and $123.4	85.9	89.8
Deferred income taxes	22.6	—
Goodwill	131.8	131.8
Other assets, net	107.2	83.8
Total assets	$1,616.5	$1,573.2

Liabilities and Equity
Current liabilities:
Current portion of debt	$5.5	$5.3
Trade accounts payable	7.3	10.1
Accrued liabilities	205.5	327.4
Deferred revenue	9.1	7.4
Total current liabilities	227.4	350.2
Debt	1,162.7	1,174.2
Deferred income taxes	—	1.1
Other liabilities	5.4	7.9
Total liabilities	1,395.5	1,533.4
Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 91,846,196 and 91,874,138 shares at September 30, 2015 and December 31, 2014, respectively	0.9	0.9
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,864,294 and 9,872,524 shares at September 30, 2015 and December 31, 2014, respectively	0.1	0.1
Additional paid-in capital	—	24.0
Accumulated other comprehensive loss, net of taxes	(1.8)	(2.3)
Retained earnings	230.2	25.8
Total stockholders’ equity	229.4	48.5
Noncontrolling interest in subsidiary	(8.4)	(8.7)
Total equity	221.0	39.8
Commitments and contingencies
Total liabilities and equity	$1,616.5	$1,573.2

Starz
Consolidated Statements of Operations
(Amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Programming networks and other services	$369.8	$364.8	$1,165.9	$1,100.1
Home video net sales	34.3	43.4	106.6	138.2
Total revenue	404.1	408.2	1,272.5	1,238.3

Costs and expenses:
Programming (including amortization)	159.0	156.0	459.5	471.6
Production and acquisition (including amortization)	39.7	36.0	146.3	126.8
Home video cost of sales	9.2	18.9	29.6	41.6
Operating	15.2	13.7	40.9	40.4
Selling, general and administrative	74.4	81.4	227.1	227.4
Depreciation and amortization	4.8	4.9	14.3	14.9
Total costs and expenses	302.3	310.9	917.7	922.7

Operating income	101.8	97.3	354.8	315.6

Other income (expense):
Interest expense, net of amounts capitalized	(11.5)	(11.4)	(34.0)	(34.7)
Other income (expense), net	(4.5)	(1.5)	(8.8)	10.0
Income before income taxes	85.8	84.4	312.0	290.9

Income tax expense	(26.3)	(28.6)	(103.4)	(99.3)

Net income	59.5	55.8	208.6	191.6

Net loss (income) attributable to noncontrolling interest	0.7	0.5	(0.4)	(0.3)

Net income attributable to stockholders	$60.2	$56.3	$208.2	$191.3

Basic net income per common share	$0.59	$0.54	$2.06	$1.79
Diluted net income per common share	$0.56	$0.51	$1.95	$1.69
Weighted average number of common shares outstanding:
Basic	101.3	104.7	101.3	106.6
Diluted	107.2	111.1	107.0	113.1

Starz
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities:
Net income	$208.6	$191.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14.3	14.9
Amortization of program rights	426.8	438.4
Program rights payments	(350.2)	(348.0)
Amortization of investment in films and television programs	107.0	94.7
Investment in films and television programs	(285.0)	(267.4)
Stock compensation	24.5	22.9
Deferred income taxes	(15.3)	(15.1)
Other non-operating and non-cash items	(2.1)	(8.0)
Changes in assets and liabilities:
Current and other assets	(1.1)	32.5
Payables and other liabilities	(39.0)	(49.3)
Net cash provided by operating activities	88.5	107.2

Investing activities:
Purchases of property and equipment	(9.4)	(5.9)
Investment in and advances to equity investee	(3.8)	—
Cash received from equity investee	—	10.7
Net cash provided by (used in) investing activities	(13.2)	4.8

Financing activities:
Borrowings of debt	769.0	366.5
Payments of debt	(779.9)	(234.6)
Debt issuance costs	(5.0)	—
Exercise of stock options	11.8	4.5
Minimum withholding of taxes related to stock compensation	(18.5)	(10.9)
Excess tax benefit from stock compensation	15.6	9.0
Repurchases of common stock	(64.7)	(226.6)
Net cash used in financing activities	(71.7)	(92.1)

Net increase in cash and cash equivalents	3.6	19.9
Cash and cash equivalents:
Beginning of period	13.4	25.7
End of period	$17.0	$45.6

IMPORTANT NOTICE

•
Starz (NASDAQ: STRZA, STRZB) CEO, Chris Albrecht, will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 5:00 p.m. (ET) on October 29, 2015. The call can be accessed by dialing (888) 297-8958 or (719) 457-2639 with the passcode 958227# at least 10 minutes prior to the start time. Replays of the conference call can be accessed through 8:00 p.m. (ET) on November 5, 2015, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 958227#. The call will also be broadcast live via the Internet and archived on our website. To access the webcast go to http://ir.starz.com/events.cfm. Links to this press release will also be available on the Starz website.

•
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including anticipated episodes of our original content programming, new distribution platforms for our programming, international distribution opportunities, the continuation of our stock repurchase plans, our anticipated performance and financial results, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, ongoing relationships with our distributors, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz, changes in law, market conditions conducive to stock repurchases and the ability to enter into transactions for international expansion. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz

Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies. As of September 30, 2015, STARZ and ENCORE serve a combined 55.8 million subscribers, including 23.3 million at STARZ, and 32.5 million at ENCORE, making them the largest pair of premium flagship channels in the U.S. STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air more than 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY. Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television. Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties.

###

Contacts:

Courtnee Ulrich	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.ulrich@starz.com	theano@starz.com